EXHIBIT (14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated June 18, 2009, relating to the financial statements and financial highlights of Eaton Vance Limited Duration Income Fund and Eaton Vance Credit Opportunities Fund appearing in the Annual Reports on Form N-CSR for the year ended April 30, 2009, and to the reference to us under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which is part of such Registration Statement. The financial statements incorporated by reference in this Registration Statement have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing in the Registration Statement. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

/s/ Deloitte & Touche LLP Boston, Massachusetts December 8, 2009